Exhibit 99

For Immediate Release

FOR:	QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Christine Mohrmann/Bob Joyce
	Joan R. Riley	FD
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

QUIXOTE CORPORATION REPORTS PRELIMINARY FISCAL 2008 THIRD QUARTER RESULTS

Company announces corporate initiatives to enhance shareholder value, including a share repurchase program

                                                CHICAGO, IL, March 19, 2008 — Quixote Corporation (Nasdaq: QUIX) today reported preliminary results for its fiscal 2008 third quarter ending March 31, 2008.

Net sales for the third quarter of fiscal 2008 are expected to be in the range of $29,000,000 to $31,000,000 compared to $30,975,000 reported in the same quarter one year ago. For the fiscal 2008 third quarter, the Company expects a net loss of between $0.09 and $0.15 per diluted share compared to net earnings of $0.03 per diluted share for the third quarter of fiscal 2007.

Preliminary results for the third quarter reflect lower than expected sales volumes in each of the Company’s business segments.  The Company believes deteriorating economic conditions as well as this winter’s severe weather, which forced some departments of transportation to reallocate funds to cover snow removal and salting operations, is negatively impacting state and municipal spending.  The reduced sales volumes and product sales mix are expected to affect gross margins in the third quarter.  As previously announced, the Company expects to ship more than 150 units as part of its contract with New York City during the third quarter with associated revenue, expected to be approximately $600,000, recognized in the Company’s fourth fiscal quarter.

Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “Financial results for the quarter to date are disappointing as seasonal sales volumes normally experienced at the end of the March quarter have not yet materialized.  During the quarter, we have not seen a continuation of improved domestic sales volumes that we saw in the second quarter, although international sales should be modestly higher than the third quarter of last year.  Sales from our start-up operation in China are forecasted to be negligible this quarter.”

Mr. Jezuit added, “Over the past two years, Quixote has undertaken significant restructuring actions to position the business for market opportunities and reduce its cost structure for improved profitability.  Although we believe our initiatives have improved our business and performance, management and the Board of Directors have decided to conduct a comprehensive internal review of our business and operations which we believe is appropriate given the changes we are experiencing in the marketplace.  The Company’s decision to review its business is consistent with its goal to maximize value for shareholders, and during this evaluation process we will continue to focus on executing our current operational plans.”

As part of the Company’s initiatives to enhance shareholder value, Quixote also announced that its Board of Directors has authorized an increase in the Company’s stock repurchase program to up to 500,000 shares of the Company’s common stock, which includes approximately 185,000 shares remaining under the previous authorization.  The Board’s action reflects the Company’s long-term confidence in its business prospects.

The Company plans to release its final results for the third quarter and conduct a conference call on Thursday, April 24, 2008.

                                                Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc., Quixote Traffic Corporation and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, intelligent intersection control systems, flexible post delineators and other transportation safety products.

                                                Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2007, under the caption “Forward-Looking Statements” and “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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